UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2012

Remark Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Six Concourse Parkway, Suite 1500, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (404) 974-2722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 13, 2012, Remark Media, Inc. (“Remark Media”) executed a Services Agreement (the “Agreement”) with TheStreet, Inc. (“TheStreet”), a Delaware corporation.

Pursuant to the Agreement, The Street will have the exclusive right to sell and serve advertisement and e-commerce on Remark Media’s personal finance websites Banks.com, DimeSpring.com, Filelater.com, and IRS.com (collectively, the “Sites”).  TheStreet will provide a revenue share to Remark Media for advertising and e-commerce sold on the Sites, after each of TheStreet and Remark Media recouping certain sales, marketing and operating expenses agreed to in a business plan.

TheStreet will support the Sites by providing personal finance content, various promotion and advertisements on TheStreet’s websites, and marketing and accounting support.  Remark Media will grant TheStreet an exclusive license to use, reproduce, distribute, exhibit, and display certain materials made available by Remark Media to TheStreet, including the Sites and all trademarks, logos, service marks, other brand elements and content pertaining to the Sites, other than content that requires a third party’s consent to sub-license.

The Agreement is effective as of November 15, 2012, and expires on December 31, 2014.  Commencing on May 31, 2012, either party may terminate the Agreement upon 60 days notice.

A copy of the Agreement will be filed with our next periodic report.

On November 14, 2012, the Company issued the press release attached as Exhibit 99.1 regarding entrance into the Agreement.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2012, the Company was informed by NASDAQ that it no longer complied with either the requirement that the Company’s Audit Committee have three independent members or the requirement that a majority of the Company’s Board of Directors be independent, as set forth in NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2).  Such noncompliance resulted from the resignations of Scott Booth and Gregory M. Swayne as members of the Company’s Board of Directors and the appointment of Kai-Shing Tao as Co-Chief Executive of the Company on October 15, 2012, as reported in a Current Report on Form 8-K filed by the Company on October 17, 2012.  Both Mr. Booth and Mr. Swayne were independent directors and members of the Company’s Audit Committee.  Mr. Tao, a director of the Company since 2007, is no longer considered an independent director of the Company as a result of his appointment as Co-Chief Executive Officer of the Company and designation as principal executive officer and principal financial officer.

The Company’s Board of Directors is in the process of identifying at least two candidates to serve as independent directors and to serve as members of the Company’s Audit Committee.  The Company anticipates that it will be able to regain compliance with NASDAQ rules within the time allotted by NASDAQ.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Remark Media, Inc. dated November 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date: November 19, 2012	By:	/s/ Bradley T. Zimmer
	Name:	Bradley T. Zimmer
	Title:	Chief Operating Officer & General Counsel